UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 9, 2005

Computer Associates International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9247	13-2857434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Computer Associates Plaza, Islandia, New York		11749
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (631) 342-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On June 9, 2005, Computer Associates International, Inc., a Delaware corporation (“Computer Associates”), Nebraska Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Computer Associates (the “Merger Sub”), and Niku Corporation (“Niku”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Merger Sub will merge with and into Niku, with Niku as the surviving corporation (the “Merger”). As a result of the Merger, Niku will become a wholly owned subsidiary of Computer Associates.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, $0.0001 par value, of Niku (other than any such shares owned by Computer Associates, Niku, any wholly-owned subsidiary of Niku, or Merger Sub, or by any Niku stockholders who are entitled to and properly exercise dissenter’s rights under Delaware law) shall be converted into the right to receive $21.00 in cash, without interest.  Additionally, at the effective time of the Merger, each outstanding and unexercised option to purchase common stock of Niku, whether vested or unvested, will be assumed by Computer Associates and become an option to acquire shares of common stock of Computer Associates, on the terms and conditions set forth in the Merger Agreement.  The aggregate amount of consideration to be paid by CA to Niku shareholders pursuant to the Merger is approximately $350 million.

Consummation of the Merger is subject to customary conditions, including, among others, (i) the adoption of the Merger Agreement by the stockholders of Niku, (ii) all required regulatory approvals, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any governmental action or proceeding (A) challenging or seeking to restrain or prohibit the consummation of the Merger or (B) seeking to prohibit or materially impair Computer Associates’ ability to operate any of the material businesses or assets of Computer Associates or Niku or prohibit or limit in any material respect Computer Associates’ ability to exercise certain ownership rights with respect to Niku after the effective time and (iv) the absence of any law or order having any of the effects referred to in (A) or (B) of clause (iii) above. In addition, each of Computer Associates’ and Niku’s obligation to consummate the Merger is subject to certain other conditions, including, among others, (i) the accuracy of the representations and warranties of the other party (subject to certain exceptions) and (ii) material compliance of the other party with its covenants.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements.” Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include the following: the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Niku’s operations into those of Computer Associates; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at Niku; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the Computer Associates deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that Computer Associates could be charged with criminal offenses if it violates this agreement; the agreement that Computer Associates entered into with the Securities and Exchange Commission (“SEC”), including that Computer Associates may be subject to substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission investigations, including shareholder derivative litigation; Computer Associates and Niku are subject to intense competition and increased competition is expected in the future; risks associated with the recent loss and ongoing replacement of key personnel; our products must remain compatible with, and our product development is dependent upon access to, changing operating environments; we have a significant amount of debt; our credit ratings have been downgraded and could be downgraded further; customers are still adapting to Computer Associates’ Business Model; the failure to protect our intellectual property rights may weaken our competitive position; certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of our products; we may become dependent upon large transactions; the market for some or all of our key product areas may not grow; customer decisions are influenced by general economic conditions; third parties may claim that our products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; acts of war and terrorism may adversely affect our business; the volatility of the international marketplace; and the other factors discussed in “Risk Factors” in the Computer Associates’ Annual Report or Form 10-K for the most recently ended fiscal year and Computer Associate’s other filings with the SEC, which are available at http://www.sec.gov. Computer Associates assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Niku by Computer Associates. In connection with the proposed acquisition, Computer Associates and Niku intend to file relevant materials with the SEC, including Niku’s proxy statement on Schedule 14A. STOCKHOLDERS OF NIKU ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING NIKU’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Niku stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Niku. Such documents are not currently available.

Participants in Solicitation

Computer Associates and its directors and executive officers, and Niku and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Niku common stock in respect of the proposed transaction. Information about the directors and executive officers of Computer Associates is set forth in the proxy statement for Computer Associates’ 2004 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2004. Information about the directors and executive officers of Niku is set forth in the proxy statement for Niku’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 31, 2005. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Item 9.01.         Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of June 9, 2005, by and among Computer Associates International Inc., Nebraska Acquisition Corp. and Niku Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

By:
	Name:	Jeff Clarke
	Title:	Chief Operating Officer

Dated:  June 10, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of June 9, 2004, by and among Computer Associates International Inc., Nebraska Acquisition Corp. and Niku Corporation.